UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D. C. 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

March 13, 2007
Date of Report (Date of earliest event reported)

Matria Healthcare, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

0-20619	20-2091331
(Commission File Number)	(IRS Employer Identification No.)

1850 Parkway Place, Marietta, GA	30067
(Address of Principal Executive Offices)	(Zip Code)

770-767-4500
(Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

* Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

* Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

* Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

* Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02  Results of Operations and Financial Condition.

See discussion below under Item 4.02.

Item 4.02(a) Non-reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

In connection with the preparation of its Annual Report on Form 10-K for the year ended December 31, 2006, Matria Healthcare, Inc. (the “Company”) discovered that, in its previously-issued unaudited consolidated financial statements for the three and nine months ended September 30, 2006, the after-tax gain on the disposition of its former subsidiary, Facet Technologies, LLC (“Facet”), was understated by $7.3 million. As a result, on March 13, 2007, the Audit Committee of the Company’s Board of Directors, upon recommendation from management and after discussion with KPMG LLP, the Company’s independent registered public accounting firm, concluded that, due to the error, the previously issued unaudited consolidated financial statements for the three and nine months ended September 30, 2006, which were contained in the Company’s Quarterly Report on Form 10-Q filed on November 8, 2006, should not be relied upon.

The Company acquired Facet in 1999 as part of the purchase of substantially all of the assets of Gainor Medical Management, LLC (“Gainor”). In connection with the purchase of Gainor, the Company incorrectly calculated the purchase price allocation made for tax purposes. Because the original purchase price allocation made in 1999 was incorrect, when the Company disposed of Facet in September 2006, the calculation of the after-tax gain on the disposition also was incorrect. As a result, the Company’s income tax expense on the gain on disposal of Facet was overstated by approximately $7.3 million. The corrected financial statements for the three and nine months ended September 30, 2006, reflect an increase of $5.5 million in the long-term portion of deferred tax assets, a decrease of $1.8 in income taxes payable, and a corresponding decrease of $7.3 million in income tax expense. The net result is an increase in the gain on the disposal of Facet, net of income taxes, and an increase in diluted earnings per share from discontinued operations of $7.3 million and $0.34, respectively, for the three and nine months ended September 30, 2006.

As explained above, these adjustments, which were detected by the Company’s year-end internal controls, were the result of an isolated event in 1999, when the tax basis for the entities acquired from Gainor was originally calculated. These adjustments do not affect the Company’s earnings from continuing operations for these periods as previously reported.

In connection with the filing of this Current Report on Form 8-K, the Company will file an amendment on Form 10-Q/A to its Quarterly Report on Form 10-Q for the quarter ended September 30, 2006.

SIGNATURES

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MATRIA HEALTHCARE, INC.

Date: March 15, 2007	By:	/s/Parker H. Petit
Parker H. Petit
Title: Chairman and Chief Executive Officer